Exhibit 10.3
COMMERCE BANCSHARES, INC.
RESTRICTED STOCK AWARD AGREEMENT
      This Restricted Stock Award Agreement (the “Agreement”) is made this «Date», by and between COMMERCE BANCSHARES, INC. (the “Company”), and «Name» (the “Grantee”), and evidences the grant by the Company of a Restricted Stock Award (the “Award”) to the Grantee on «Date 1» (the “Date of Grant”), and the Grantee’s acceptance of the Award in accordance with the provisions of the Commerce Bancshares, Inc. Restricted Stock Plan (the “Plan”) which is incorporated herein by reference. Defined terms used herein shall have the same meaning as used in the Plan. The Company and the Grantee agree as follows:
      1.     Shares Awarded and Restrictions on Shares. The Grantee is hereby awarded «No of Shares» shares of the Company’s Common Stock, Five Dollars ($5.00) par value (the “Restricted Shares”) subject to forfeiture and to the restrictions on the rights of sale and transfer set forth in this Agreement and further subject to the terms and conditions of the Plan, the provisions of which are hereby incorporated in this Agreement by reference. As used herein, the term “Restricted Shares” shall include all shares of Commerce Common Stock issued in respect to the Restricted Shares as a result of a stock split, stock dividend, division of shares, or other corporate structure change.
      2.     Sale or Transfer Restrictions. Except as set forth in Paragraph 6 and Paragraph 11, the Restricted Shares shall be owned by the Grantee without the rights of sale or transfer and subject to forfeiture as provided in Paragraph 3 until «End Date» when such restrictions shall lapse.
      3.     Forfeiture. Except as provided in Paragraph 6, Paragraph 10, and Paragraph 11, in the event the Grantee’s continuous employment with the Company or any of its Subsidiaries terminates prior to the date specified in Paragraph 2, the Restricted Shares will be forfeited by the Grantee and become the property of the Company. The Compensation and Human Resources Committee of the Board of Directors of the Company shall determine the effect of an approved leave of absence and all questions related to “continuous employment” hereunder.
      4.     Shares of Record. The Company will cause the number of awarded shares to be recorded in book entry format in the name of the Grantee on the shareholder records of the Company. No certificate or certificates evidencing the Restricted Shares will be issued in the name of the Grantee until such time as the restrictions shall lapse. By execution of this agreement and the acceptance of the Restricted Shares, Grantee authorizes the Company to cause the cancellation of the Restricted Shares in the event of a forfeiture. If requested by Company the Grantee will deliver to the Company a stock power, executed in blank, covering the Restricted Shares. When the prohibited sale and transfer restrictions lapse under Paragraph 2, with respect to the Restricted Shares, provided the Restricted Shares have not been forfeited under Paragraph 3, the Company shall deliver to the Grantee a stock certificate for the Restricted Shares.
      5.     Voting and Other Rights of Restricted Shares. Upon the book entry in the records of the Registrar representing the Restricted Shares, the Grantee shall have all of the rights of a stockholder of the Company, including the right to receive dividends (excluding stock dividends during the restriction period) and to vote the Restricted Shares until such shares may have been forfeited to the Company as provided in Paragraph 3.
      6.     Acceleration of Release of Restrictions. In the event the Grantee’s employment shall be terminated by reason of death or disability (as defined in the Plan), the forfeiture and prohibited sale and transfer restrictions of the Restricted Shares shall immediately lapse as to that part of an Award which equals the portion of the Restriction Period, measured in full and partial months, completed before the date of death or disability of the Grantee. In such case, Grantee shall forfeit the remainder of the Award in accordance with Section 3 at the time of termination by reason of death or disability.

      7.     Taxes. The Grantee will be solely responsible for any federal, state, local or payroll taxes imposed in connection with the granting of the Restricted Stock or the delivery of the shares pursuant thereto, and the Grantee authorizes the Company or any Subsidiary to make any withholding for taxes which the Company or any Subsidiary deems necessary or proper in connection therewith.
      The Grantee may satisfy the withholding requirements by electing to have the Company withhold shares having a value equal to the amount required to be withheld with such value based on the last sale price of the Common Stock reported by NASDAQ on the date the amount of tax to be withheld is to be determined.
      8.     Beneficiary. The Grantee may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation thereof with the Secretary of the Company. No such designation shall be effective unless received prior to the death of the Grantee. In the absence of such designation or if the beneficiary so designated shall not survive the Grantee, the certificate or certificates shall be delivered to the estate of the Grantee.
      9.     Changes in Circumstances. It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Restricted Shares after the date hereof.
      10.     Qualifying Retirement. If the Grantee retires prior to the date set forth in Paragraph 2, and if such retirement constitutes Qualifying Retirement, and if the Grantee complies with the “Covenant Not to Compete” set forth in this Paragraph 10, then on the date set forth in Paragraph 2, Grantee will become fully vested in that part of an Award which equals the portion of the Restriction Period (measured in full and partial months) completed before the date of Qualifying Retirement. In such case, the Grantee shall forfeit the remainder of the Award in accordance with Section 3 at the time of the Qualifying Retirement. The sale or transfer restrictions shall continue to apply until the date set forth in Paragraph 2 and the portion of the Award which may vest upon the date set forth in Paragraph 2 shall be forfeited if the Grantee violates the Covenant Not to Compete. Should the Grantee die or become disabled (as defined in the Plan) after the date of his Qualifying Retirement but prior to end of the Restriction Period, he will immediately vest in the portion that he would otherwise receive under this paragraph.
      “Covenant Not to Compete.” Grantee agrees that for the period beginning on the date of his Qualifying Retirement and ending on the date set forth in Paragraph 2, Grantee will not directly or indirectly compete with the Company or a Subsidiary, become employed as an agent, consultant, employee, officer, or director of (i) a commercial bank, savings and loan association, savings bank, trust company, investment banking firm, stock brokerage company, financial services company, or insurance company with an office located within thirty-five (35) miles of any facility of the Company or a Subsidiary of the Company located in the Standard Metropolitan Statistical Area in which the Grantee’s office was located at the time of the Qualifying Retirement (the “Defined Area”), or (ii) a bank holding company (as defined in the Bank Holding Company Act, 12 U.S.C. Section 1841) or other company which is in the business of lending money which has an office, or a subsidiary with an office, located in the Defined Area.
      11.     Change in Control. In the event of a Change in Control, the forfeiture and prohibited sale and transfer restrictions shall immediately lapse as to Restricted Shares that were not forfeited prior to the occurrence of the Change in Control.

      To confirm the foregoing, please sign and return one copy of this Agreement immediately.

COMMERCE BANCSHARES, INC.

By:

Vice Chairman
Agreed to:

Grantee
      The undersigned Grantee hereby designates                      as beneficiary which designation shall continue until a written change of designation of beneficiary shall have been filed with the Secretary of the Company.

Grantee

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